PROSPECTUS SUPPLEMENT                       Filed pursuant to Rule 424(b)(3)
To Prospectus Dated May 4, 1998                   Registration No. 333-51377

                             4,196,999 Shares

                            HUGHES SUPPLY, INC.

                               Common Stock

     This Prospectus Supplement (this "Supplement") covers the resale by the listed parties designated under the notation (i) "Selling Shareholders added by this Supplement" on pages 7 and 8 hereof (each, an "Additional Selling Shareholder") and (ii) "Previously listed Selling Shareholders" on pages 2 through 6 hereof (collectively with the Additional Selling Shareholders, the "Selling Shareholders"), of up to the aggregate number of shares (the "Shares") of Common Stock, par value $1 per share, of Hughes Supply, Inc., a Florida corporation, (the "Company") set forth opposite each Selling Shareholder's name. The Shares held by the Additional Selling Shareholders were issued in connection with the acquisition of Chad Supply, Inc.
("Chad") by the Company pursuant to that certain Acquisition Agreement by and among the Company, Chad and Chad's shareholders, subsequently registered for resale from time to time by such shareholders pursuant to Registration No. 333-51377 (the "Registration Statement") and thereafter gifted by a Selling Shareholder to the Additional Selling Shareholders.
This Supplement should be read in conjunction with the prospectus, dated
May 4, 1998 (the "Prospectus"), to be delivered with this Supplement. All capitalized terms used but not defined in this Supplement shall have the meanings given to them in the Prospectus.

     Based on information provided to the Company, the total number of Shares held by the Additional Selling Shareholders included in this Supplement is 11,900 Shares, all of which Shares the Additional Selling Shareholders intend to sell pursuant to this Supplement.

     Other information concerning the Selling Shareholders or Additional Selling Shareholders may be set forth from time to time in additional prospectus supplements.

     The Company's Common Stock is traded on the New York Stock Exchange ("NYSE"). On September 29, 1998, the Company had 24,068,866 shares of issued and outstanding Common Stock, and on September 29, 1998, the last reported sale price of the Common Stock on the NYSE was $28.563 per share.

     Selling Shareholders may offer Shares from time to time to purchasers directly or through underwriters, dealers or agents. Such Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. Each Selling Shareholder will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis.

     The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Shareholders. Expenses for preparing and filing the Registration

Statement, the Prospectus, this Supplement and all other prospectus supplements are borne by the Company.

     The information in the table appearing under the heading "Selling Shareholders" in the Prospectus is superseded by the information appearing in the table below:

(Previously listed Selling Shareholders)

                                                                                              Shares Beneficially
                                                                                                Owned After the
                                                   Number of Shares       Number of Shares        Offering(1)
Name of Selling                                  Beneficially Owned as     Registered for     -------------------
    Shareholder                                    of April 28, 1998       Sale Hereby (1)    Number      Percent
    -----------                                  ---------------------    ----------------    -------     -------

Earl Gilleland (2)                                      213,852                 8,332         205,520        *
 3437 Winder Highway
 Flowery Branch, Georgia 30542

Ronnie J. Shrader (3)                                   302,838                27,200         275,638      1.2%
 581 Oakridge
 Austin, Arkansas 72007

Offenhauser Company (4)                                  34,920                 1,841          33,079        *
 P.O. Box 230068
 Houston, Texas 77223

Charles P. and/or Sandra K. Berger (4)                   31,819                 1,677          30,142        *
 8006 Rebawood
 Humble, Texas 77346

Charles F. Offenhauser (4)                               26,941                 1,420          25,521        *
 P.O. Box 1371
 Port Aransas, Texas 78373

Timothy S. Kostom (4)                                    18,121                   955          17,166        *
 1507 West T.C. Jester
 Houston, Texas 77008

Paula C. Offenhauser (4)                                  2,581                   923           1,658        *
 1239 Turnbury Oak
 Houston, Texas 77055

George Offenhauser (4)                                   11,610                   612          10,998        *
 1002 Briarcreek Drive
 Friendswood, Texas 77546

Victoria O. Bates (4)                                     1,597                   571           1,026        *
 6914 Afton Woods Drive
 Houston, Texas 77055

Rosa Lee Kostom (4)                                       8,919                   470           8,449        *
 1507 West T.C. Jester
 Houston, Texas 77008

Mae Ola Grebe (4)                                         7,004                   369           6,635        *
 P.O. Box 2004
 Brenham, Texas 77833

                                                                                              Shares Beneficially
                                                                                                Owned After the
                                                   Number of Shares       Number of Shares        Offering(1)
Name of Selling                                  Beneficially Owned as     Registered for     -------------------
    Shareholder                                    of April 28, 1998       Sale Hereby (1)    Number      Percent
    -----------                                  ---------------------    ----------------    -------     -------

Rosalie H. Offenhauser (4)                                6,677                   352           6,325        *
 1002 Briar Creek Drive
 Friendswood, Texas 77546

M.F. Offenhauser (4)                                      6,411                   338           6,073        *
 c/o Offenhauser Company
 P.O. Box 230068
 Houston, Texas 77223

C.F. Offenhauser and Shirley Offenhauser (4)              6,345                   334           6,011        *
 P.O. Box 1371
 Port Aransas, Texas 78373

Oscar Lee Towns and/or Shirley A. Towns (4)               6,334                   334           6,000        *
 1016 Richelieu
 Houston, Texas 77018

Naomi Kostom (4)                                          6,312                   333           5,979        *
 2319 West T.C. Jester
 Houston, Texas 77008

Teddy M. and/or Letha Dwigans (4)                         5,806                   306           5,500        *
 1011 Candlelight
 Houston, Texas 77018

Mary Lizabeth Offenhauser (4)                               624                   291             333        *
 23126 South Warmstone Way
 Katy, Texas 77494

Shirley M. Offenhauser (4)                                5,177                   273           4,904        *
 P.O. Box 1371
 Port Aransas, Texas 78373

Deborah O. Tullos - DLO Trust (4)                           624                   223             401        *
 1975 West Geronimo Trail
 Cleveland, Texas 77327

Charles F. Offenhauser, Jr. - DLO Trust (4)                 468                   167             301        *
 c/o Paula C. Offenhauser Daisey Lee
 Offenhauser Testamentary Trust F/B/O
 Charles F. Offenhauser
 1239 Turnbury Oak
 Houston, Texas 77055

John M. Offenhauser, Jr. - DLO Trust (4)                    422                   151             271        *
 c/o Paula C. Offenhauser Daisey Lee
 Offenhauser Testamentary Trust F/B/O
 John M. Offenhauser
 1239 Turnbury Oak
 Houston, Texas 77055

Shirley H. Chauvin (Bergeron) (4)                         2,702                   142           2,560        *
 9183 False River Road
 New Roads, Louisiana 70760

                                                                                              Shares Beneficially
                                                                                                Owned After the
                                                   Number of Shares       Number of Shares        Offering(1)
Name of Selling                                  Beneficially Owned as     Registered for     -------------------
    Shareholder                                    of April 28, 1998       Sale Hereby (1)    Number      Percent
    -----------                                  ---------------------    ----------------    -------     -------

Dorothy Halpen Kolb (4)                                   2,702                   142           2,560        *
 7420 Rienzi
 Baton Rouge, Louisiana 70809

Walter Miller (4)                                         2,215                   117           2,098        *
 4312 South 31st Street, #32
 Temple, Texas 76502

Eula S. Miller (4)                                        2,015                   106           1,909        *
 4312 South 31st Street, #32
 Temple, Texas 76502

Iletha Overstreet (4)                                     1,749                 1,749               0        *
 4035 West Main
 Houston, Texas 77027

Ronald L. Whitney (5)                                    92,813                 6,586          86,227        *
 1403 Stonehenge Road
 Charleston, W. Virginia 25314

John F. Bedick (5)                                       79,813                 6,586          73,227        *
 #4 Walking Horse Lane
 Scott Depot, W. Virginia 25560

Robert Steven Clay (5)                                   72,635                 4,391          68,244        *
 2604 Avenham Avenue
 Roanoke, Virginia 24014

David Dove Burns, Jr. (5)                                66,904                 4,391          62,513        *
 1812 Ashbury Drive
 Roanoke, Virginia 24012

Kevin Smith and Dana Smith (6)                          880,707               880,707               0        *
 6708 East San Juan Avenue
 Paradise Valley, Arizona 85253

The Kevin and Dana Smith Children's Trust (6)            51,258                51,258               0        *
 6708 East San Juan Avenue
 Paradise Valley, Arizona 85253

Anthony W. Bell (7)                                      45,697                12,149          33,548        *
 8929 Blair Road
 Charlotte, North Carolina 28227

Leo R. Butter (8)                                       248,561               248,561               0        *
 1801 Centenary
 Longview, Texas 75601

Zane R. Butter (8)                                      248,561               248,561               0        *
 5871 Elderwood
 Dallas, Texas 75230

Stephen R. Butter, Jr. (8)                              248,561               248,561               0        *
 234 Corona Avenue
 San Antonio, Texas 78208

                                                                                              Shares Beneficially
                                                                                                Owned After the
                                                   Number of Shares       Number of Shares        Offering(1)
Name of Selling                                  Beneficially Owned as     Registered for     -------------------
    Shareholder                                    of April 28, 1998       Sale Hereby (1)    Number      Percent
    -----------                                  ---------------------    ----------------    -------     -------

John C. Vogt (8)                                        311,832               311,832               0        *
 Box 542015
 Dallas, Texas 75354

Paul Ponder (8)                                           8,306                 8,306               0        *
 5932 Amcliffe
 Houston, Texas 77088

Lara C. Vogt, Trust (8)                                  77,805                77,805               0        *
 Trust #75-6508-089
 Box 542015
 Dallas, Texas 75354

Lisa K. Vogt, Trust (8)                                  77,805                77,805               0        *
 Trust #75-8503-090
 Box 542015
 Dallas, Texas 75354

Hans E. Roeschel (9)                                     89,855                89,855               0        *
 1003 Stoney Hill Drive
 Houston, Texas 77077

David Mark Chadwell (10)                                 11,324                11,324               0        *
 2821 Timber Knoll Dr.
 Valrico, Florida 33594

Deborah L. Price (10)                                    11,267                11,267               0        *
 1013 Mallow Way
 Brandon, Florida 33510

Dana M. Crockett (10)                                    11,312                11,312               0        *
 906 Delaney Circle #101
 Brandon, Florida 33511

Steven M. Chadwell (10)                                  11,197                11,197               0        *
 9116 Kenton Rd.
 Wesley Chapel, Florida 33544

Pamela R. McDaniel (10)                                  11,000                11,000               0        *
 1127 Belladonna Drive
 Brandon, Florida 33510

Robert J. Chadwell (10)                                  11,213                11,213               0        *
 1502 Gulf Stream Circle #203
 Brandon, Florida 33511

Melanie Norris (10)                                       6,225                 6,225               0        *
 719 Millifold Place
 Brandon, Florida 33510

Larry E. Chadwell, Jr. (10)                               6,331                 6,331               0        *
 2425 Valrico Forrest Drive
 Valrico, Florida 33594

                                                                                              Shares Beneficially
                                                                                                Owned After the
                                                   Number of Shares       Number of Shares        Offering(1)
Name of Selling                                  Beneficially Owned as     Registered for     -------------------
    Shareholder                                    of April 28, 1998       Sale Hereby (1)    Number      Percent
    -----------                                  ---------------------    ----------------    -------     -------

Juanita E. Chadwell (10)                                  6,326                 6,326               0        *
 2425 Valrico Forrest Drive
 Valrico, Florida 33594

Roxie E. Chadwell (10)                                    6,137                 6,137               0        *
 2425 Valrico Forrest Drive
 Valrico, Florida 33594

Laura E. Chadwell (10)                                    6,197                 6,197               0        *
 2425 Valrico Forrest Drive
 Valrico, Florida 33594

David R. Chadwell (10)                                  464,237               464,237               0        *
 2821 Timber Knoll Drive
 Valrico, Florida 33594

James M. Chadwell (10)                                  462,926               462,926               0        *
 9116 Kenton Road
 Wesley Chapel, Florida 33594

Larry E. Chadwell (10)                                  370,938               370,938               0        *
 2425 Valrico Forrest Drive
 Valrico, Florida 33594

Craig Rosenstein (11)                                   272,678               272,678               0        *
 115 Honey Bee Lane
 San Antonio, Texas 78231

James C. Plyler, As Trustee (12)                         75,483                75,483               0        *
 under Trust between James C. Plyler,
 "Settlor" and James C. Plyler, Trustee,
 dated March 29, 1993
 c/o James C. Plyler
 2614 Rolling Hills Drive
 Monroe, North Carolina 28110

James C. Plyler, Jr. (12)                                55,967                37,742          18,225        *
 102 Dogwood Circle
 Monroe, North Carolina 28110

Anne Plyler Lee (12)                                     37,742                37,742               0        *
 104 Dogwood Circle
 Monroe, North Carolina 28207

William Weaver Plyler (12)                               37,742                37,742               0        *
 1604 Biltmore Drive
 Charlotte, North Carolina 28207



(Selling Shareholders added by this Supplement)

                                                                                              Shares Beneficially
                                                                                                Owned After the
                                                   Number of Shares       Number of Shares        Offering(1)
Name of Selling                                  Beneficially Owned as     Registered for     -------------------
    Shareholder                                  of September 16, 1998     Sale Hereby (1)    Number      Percent
    -----------                                  ---------------------    ----------------    -------     -------

Miriam E. Chadwell (14)                                     700                   700               0        *
 2821 Timber Knoll Drive
 Valrico, Florida 33594

James M. Chadwell (14)                                      700                   700               0        *
 9116 Kenton Road
 Wesley Chapel, Florida 33544

David R. Chadwell (14)                                      700                   700               0        *
 2821 Timber Knoll Drive
 Valrico, Florida 33594

David M. Chadwell (14)                                      700                   700               0        *
 2821 Timber Knoll Drive
 Valrico, Florida 33594

Lena R. Chadwell (14)                                       700                   700               0        *
 9116 Kenton Road
 Wesley Chapel, Florida 33544

Roy F. Price (14)                                           700                   700               0        *
 1013 Mallow Way
 Brandon, Florida 33510

Ryan C. Price (14)                                          700                   700               0        *
 1013 Mallow Way
 Brandon, Florida 33510

Wesley T. Price (14)                                        700                   700               0        *
 1013 Mallow Way
 Brandon, Florida 33510

Robert Chadwell (14)                                        700                   700               0        *
 1502 Gulf Stream Circle, #203
 Brandon, Florida 33511

Pamela R. McDaniel (14)                                     700                   700               0        *
 1127 Belladona Drive
 Brandon, Florida 33510

Deborah Price (14)                                          700                   700               0        *
 1013 Mallow Way
 Brandon, Florida 33510

Robert J. Chadwell CSDN FBO                                 700                   700               0        *
Ethan R. Chadwell UTMA/FL (14)
 1502 Gulf Stream Circle, #203
 Brandon, Florida 33511

Roger A. Crockett (14)                                      700                   700               0        *
 906 Delaney Circle, #101
 Brandon, Florida 33511

Jennifer M. Chadwell (14)                                   700                   700               0        *
 1502 Gulf Stream Circle, #203
 Brandon, Florida 33511

Steven M. Chadwell (14)                                     700                   700               0        *
 9116 Kenton Road
 Wesley Chapel, Florida 33544

                                                                                              Shares Beneficially
                                                                                                Owned After the
                                                   Number of Shares       Number of Shares        Offering(1)
Name of Selling                                  Beneficially Owned as     Registered for     -------------------
    Shareholder                                  of September 16, 1998     Sale Hereby (1)    Number      Percent
    -----------                                  ---------------------    ----------------    -------     -------

Todd V. McDaniel                                            700                   700               0        *
 1127 Belladona Drive
 Brandon, Florida 33510

Dana M. Crockett                                            700                   700               0        *
 906 Delaney Circle, #101
 Brandon, Florida 33511




---------------------------------

* Less than 1%

(1) Assumes all shares offered hereby have been sold. Because the Selling Shareholders may sell all, some or none of their respective shares pursuant to this Prospectus, no actual estimate can be made of the aggregate number of shares that each Selling Shareholder will own upon completion of the offering to which this Prospectus relates.

 (2) On June 25, 1997, the Company, pursuant to the Gilleland Agreement, acquired Gilleland from its shareholder for the aggregate base price of $7,370,293 (the "Base Price"), subject to adjustment, if necessary, to increase or decrease the Base Price to the Final Adjusted Price (as defined in the Gilleland Agreement) to reflect any change in the value of Gilleland from the assumed value at the date of the Gilleland Agreement. The Base Price was paid by the Company at closing by delivery of consideration consisting of 273,492 shares of Common Stock of the Company with an aggregate value, as determined under the Gilleland Agreement at $24.33 per share (the "Gilleland Share Price"), of $6,654,972. At closing, 29,397 shares of Common Stock of the Company were delivered in escrow under the terms of the Escrow Agreement (as defined in the Gilleland Agreement). Of those 29,397 shares, all such shares have been delivered to Mr. Gilleland. Mr.
    Gilleland was the sole shareholder of Gilleland prior to its acquisition by the Company. See Note (13) below.

(3) On July 25, 1997, the Company, pursuant to the Shrader Agreement, exchanged 356,264 shares of Common Stock of the Company for all of the outstanding shares of Shrader and certain real estate leased to Shrader from its shareholders, subject to adjustment, if necessary, to reflect any change in the net asset value of Shrader from the assumed value at the date of the Shrader Agreement to the value determined under the Shrader Agreement at the closing date. At closing, 34,455 shares of Common Stock were delivered in escrow under the terms of the Escrow Agreement (as defined in the Shrader Agreement). Of those 34,455 shares, 7,255 have been returned to the Company based on a decrease in the net asset value of Shrader from the assumed value at the date of the Shrader Agreement, and 27,200 shares have been delivered to Ronnie Shrader. Mr. Shrader was a shareholder of Shrader prior to its acquisition by the Company. See Note (13) below.

(4) On October 2, 1997, the Company, pursuant to the Allied Agreement, acquired Allied from its shareholders for the aggregate base price of $6,250,000 (the "Base Price"), subject to adjustment, if necessary, to increase or decrease the Base Price to the Final Adjusted Price (as defined in the Allied Agreement) to reflect any change in the value of Allied from the assumed value at the date of the Allied Agreement. Pursuant to the Allied Agreement, each Allied shareholder received, in exchange for his or her Allied common stock, his or her Ratable Interest (as defined in the Allied Agreement) in the Base Price in the form of either cash or shares of the Company's Common Stock. Each Allied shareholder holding three hundred (300) or more shares of Allied common stock was entitled to exchange his or her  shares  of  Allied common  stock for the right to receive Common Stock of the  Company  at $26.04  per share (the "Allied Share Price").  Each Allied shareholder holding fewer than three hundred (300) shares of Allied common stock, exchanged his or her shares of Allied common stock for the right to receive $136.56 in cash for each share of Allied common stock. The
    Base Price was paid by the Company at closing by delivery of consideration consisting of 225,368 shares of Common Stock of the Company, with an aggregate value, as determined under the Allied Agreement at the Allied Share Price, of $5,868,583, and $381,962 in cash. At closing, 22,538 shares of Common Stock of the Company and $38,200 in cash were delivered in escrow under the terms of the Escrow Agreement (as defined in the Allied Agreement). The Allied Shares covered by this Prospectus include 12,539 shares that were issued to the Allied shareholders based on an increase in the value of Allied from the assumed value, 1,657 shares that were previously issued incorrectly in the name of Wayne Overstreet, together with $21,223 in additional cash consideration. Charles P. Berger, Sandra K. Berger, Charles F. Offenhauser, Timothy S. Kostom, George Offenhauser, Rosalie Offenhauser, C.F. Offenhauser, Shirley Offenhauser, Teddy M. Dwigans, Letha Dwigans, Shirley M. Offenhauser, Paula C. Offenhauser, Victoria
    O. Bates, Rosa Lee Kostom, Mae Ola Grebe, M. F. Offenhauser, Oscar Lee Towns, Shirley A. Towns, Naomi Kostom, Mary Lizabeth Offenhauser, Deborah 0. Tullos - DLO Trust, Charles F. Offenhauser, Jr. DLO Trust, John M. Offenhauser - DLO Trust, Shirley H. Chauvin, Dorothy Halpen Kolb, Walter Miller, Eula S. Miller, Wayne Overstreet and the Offenhauser Company were each shareholders of Allied prior to its acquisition by the Company. See Note (13) below.

(5) On November 4, 1997, the Company, pursuant to the VWW Agreement, exchanged 211,482 shares of Common Stock of the Company for all of the outstanding shares of VWW, subject to adjustment, if necessary, to reflect any change in the net asset value of VWW from the assumed value at the date of the VWW Agreement to the value determined under the VWW Agreement at the closing date. At closing, 23,498 shares of Common Stock were delivered in escrow under the terms of the Escrow Agreement (as defined in the VWW Agreement). Of those 23,498 shares, 1,544 shares have been returned to the Company based on a decrease in the net asset value of VWW from the assumed value at the date of the VWW
    Agreement, and 21,954 shares have been delivered to the VWW shareholders. Messrs. Whitney, Bedick, Clay and Bums were each shareholders of VWW prior to its acquisition by the Company. See Note
    (13) below.

(6) On November 24, 1997, the Company, pursuant to the CMJ Agreement, acquired CMJ from its shareholders for an aggregate base price of $39,000,000 (the "Base Price"), subject to adjustment, if necessary, to increase or decrease the Base Price to the Final Adjusted Price (as defined in the CMJ Agreement) to reflect any change in the value of CMJ from the assumed value at the date of the CMJ Agreement. The Base Price was paid by the Company at closing by delivery of consideration consisting of 814,821 shares of Common Stock of the Company with an aggregate value, as determined under the CMJ Agreement at $28.00 per share (the "CMJ Share Price"), of $22,814,988 and $12,285,000 in cash. At closing, 90,537 shares of Common Stock and $1,365,000 in cash were delivered under the terms of the Escrow Agreement (as defined in the CMJ Agreement). The CMJ Shares covered by this Prospectus include 90,537 that were released from escrow and delivered to the CMJ shareholders, as well as an additional 26,607 shares that were issued based on an increase in the value of CMJ from the assumed value. Mr. and Mrs. Smith and the Kevin and Dana Smith Children's Trust were each shareholders of CMJ prior to its acquisition by the Company. See Note
    (13) below.

(7) On December 2, 1997, the Company, pursuant to the APPCO Agreement, acquired APPCO from its shareholder for an aggregate base price of $1,300,000 (the "Base Price"), subject to adjustment, if necessary, to increase or decrease the Base Price to the Final Adjusted Price (as defined in the APPCO Agreement) to reflect any change in the value of APPCO from the assumed value at the date of the APPCO Agreement. The Base Price was paid by the Company at closing by delivery of consideration consisting of 33,548 shares of Common Stock of the Company with an aggregate value, as determined under the APPCO Agreement at $31.00 per share (the "APPCO Agreement Share Price"), of $1,039,988. At closing, 8,388 shares of Common Stock were delivered in escrow under the terms of the Escrow Agreement (as defined in the APPCO Agreement). The APPCO

    Shares covered by this Prospectus include 8,388 shares that were released from escrow and delivered to the APPCO shareholder, as well as an additional 3,761 shares that were issued based on an increase in the value of APPCO from the assumed value. Mr. Bell was the sole shareholder of APPCO prior to its acquisition by the Company. See Note (13) below.

(8) On December 19, 1997, the Company, pursuant to the International Agreement, acquired International from its shareholders for an aggregate base price of $57,000,000 (the "Base Price"), subject to adjustment, if necessary, to increase or decrease the Base Price to the Final Adjusted Price (as defined in the International Agreement) to reflect any change in the value of International from the assumed value at the date of the International Agreement. The Base Price was delivered at closing by delivery of consideration consisting of 965,142 shares of Common Stock of the Company with an aggregate value, as determined under the International Agreement at $28.00 per share (the "International Share Price"), of $27,023,976 and $18,716,000 in cash. At closing, 241,289 shares of Common Stock and $4,504,000 in cash was delivered in escrow under the terms of the Escrow Agreement (as defined in the International Agreement). The International Shares covered by this Prospectus include 241,289 shares that were released from escrow, as well as an additional 15,000 shares that were issued in order to comply with the terms of the International Agreement. In addition, to further comply with the International Agreement, $420,000 was returned to the Company. Leo R. Butter, Zane R. Butter, Stephen R. Butter, Jr., John C. Vogt, Paul Ponder, Lara C. Vogt, Trust and Lisa K. Vogt, Trust were each shareholders of International prior to its acquisition by the Company. See Note (13) below.

(9) On January 12, 1998, the Company, pursuant to the Merex Agreement, acquired Merex from its shareholder for an aggregate base price of $3,100,000 (the "Base Price"), subject to adjustment, if necessary, to increase or decrease the Base Price to the Final Adjusted Price (as defined in the Merex Agreement) to reflect any change in the value of Merex from the assumed value at the date of the Merex Agreement. The Base Price was delivered at closing by delivery of consideration consisting of 80,869 shares of Common Stock of the Company with an aggregate value, as determined under the Merex Agreement at $34.50 per share (the "Merex Share Price"), of $2,789,980. At closing, 8,986 shares of Common Stock were delivered in escrow under the terms of the Escrow Agreement (as defined in the Merex Agreement) as security in the event the Final Adjusted Price is determined to be less than the Base Price. In the event the Final Adjusted Price is determined to be less than or more than the Base price, the amount of such difference will be returned to the Company or paid by the Company, as the case may be, in shares of Common Stock of the Company at the Merex Share Price. Mr. Roeschel was the sole shareholder of Merex prior to its acquisition by the Company. See Note (13) below.

(10) On January 30, 1998, the Company, pursuant to the Chad Supply Agreement, exchanged 1,362,171 shares of Common Stock of the Company for all of the outstanding shares of Chad Supply and certain real estate leased to Chad Supply from its shareholders, subject to adjustment, if necessary, to reflect any change in the net asset value of Chad Supply from the assumed value at the date of the Chad Supply Agreement to the value determined under the Chad Supply Agreement at the closing date. At closing, 46,359 shares of Common Stock were delivered in escrow under the terms of the Escrow Agreement (as defined in the Chad Supply Agreement). All escrowed shares have been delivered to the Chad Supply shareholders and are included in the Chad Supply Shares covered by this Prospectus. David Mark Chadwell, Deborah L. Price, Dana M. Crockett, Steven M. Chadwell, Pamela R. McDaniel, Robert
    J. Chadwell, Melanie Norris, Larry E. Chadwell, Jr., Juanita E. Chadwell, Roxie E. Chadwell, Laura E. Chadwell, David R. Chadwell, James M. Chadwell and Larry E. Chadwell were each shareholders of Chad Supply prior to its acquisition by the Company. See Notes (13) and
    (14) below.

(11) On February 18, 1998, the Company, pursuant to the SAPD Agreement, exchanged 245,415 shares of Common Stock of the Company for all of the outstanding shares of SAPD, subject to adjustment, if necessary, to reflect any change in the net asset value of SAPD from the assumed value at the date of the SAPD Agreement to the value determined under the SAPD Agreement at the closing date. At closing, 27,263 shares of Common Stock were delivered in escrow under the terms of the Escrow

    Agreement (as defined in the SAPD Agreement) as security in the event the Final Adjusted Price is determined to be less than the Base Price. In the event the Final Adjusted Price is determined to be less than or more than the Base Price, the amount of such difference will be returned to the Company or paid by the Company, as the case may be, in shares of Common Stock of the Company at the SAPD Share Price. Mr. Rosenstein was the sole shareholder of SAPD prior to its acquisition by the Company. See Note (13) below.

(12) On April 23, 1998, pursuant to the Union Agreement, the Company acquired Union from its shareholders for an aggregate purchase price of $7,739,000, (the "Purchase Price"). The Purchase Price was delivered at closing by satisfaction of certain indebtedness in the amount of $1,039,946.01 and by the delivery of consideration consisting of 188,709 shares of Common Stock of the Company at $35.50 per share. James C. Plyler, Anne Plyler Lee, William Weaver Plyler and James C. Plyler, as Trustee and Trust between James C. Plyler, "Settlor" and James C. Plyler, "Trustee" were each shareholders of Union prior to its acquisition by the Company. See Note (13) below.

(13) The registration under the Securities Act of the shares offered hereby to permit resale of the shares by the respective Selling Shareholders after the closing of the acquisition or share exchange, as applicable, was, in each case, a condition of the acquisition or share exchange under the applicable agreement.

(14) On or about September 16, 1998, Larry E. Chadwell gifted an aggregate of 11,900 Shares of Common Stock to the Additional Selling Shareholders.







     SEE "RISK FACTORS" IN THE PROSEPCTUS AND THE COMPANY'S FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION SUBSEQUENT TO THE DATE OF THE PROSPECTUS AND INCORPORATED BY REFERENCE THREIN FOR A DISCUSSION OF CERTAIN FACTORS WHICH PROSPECTIVE INVESTORS SHOULD CONSIDER PRIOR TO AN INVESTMENT IN THE SHARES.
                         ________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Prospectus Supplement is September 30, 1998.


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